                                                                       EXHIBIT 4


                                                                  CONFORMED COPY


                  SECOND AMENDMENT, dated as of September 15, 2004 (this "Amendment"), to the Credit Agreement, dated as of November 14, 2002 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among ABERCROMBIE & FITCH MANAGEMENT CO., a Delaware corporation (the "Borrower"), ABERCROMBIE & FITCH CO., a Delaware corporation (the "Parent"), the several banks and other financial institutions and entities from time to time parties thereto (the "Lenders"), and NATIONAL CITY BANK, as administrative agent (the "Administrative Agent").


         WHEREAS, pursuant to the Credit Agreement, the Lenders have agreed to make certain Loans to the Borrower; and

         WHEREAS, the Borrower has requested that certain provisions of the Credit Agreement be modified in the manner provided for in this Amendment, and the Required Lenders are willing to agree to such modifications as provided for in this Amendment.

         NOW, THEREFORE, the parties hereto hereby agree as follows:

         SECTION 1. Defined Terms. Capitalized terms used and not defined herein shall have the meanings given to them in the Credit Agreement, as amended hereby.

         SECTION 2. Amendment to the Credit Agreement. Section 6.07 of the Credit Agreement is hereby amended by revising clause (e) thereof to read as follows:

                  "(e) so long as no Default or Event of Default shall exist, the Parent and the Borrower may (i) repurchase fractional shares of common stock of the Parent and (ii) repurchase shares of common stock of the Parent for cash in any amount, so long as no Loans have been made pursuant to this Agreement or, if Loans have at any time been made, repurchase shares of common stock of the Parent (x) in any fiscal year, in an aggregate amount not in excess of 40% of Consolidated Net Income for the immediately preceding fiscal year less the aggregate amount of any repurchases made in such fiscal year pursuant to subclause (y) of this clause (e)(ii), plus (y) an aggregate cumulative amount not in excess of $250,000,000 less the aggregate cumulative amount of any repurchases made pursuant to subclause (x) of this clause
         (e)(ii) and any repurchases made after September 15, 2004 and prior to the making of Loans pursuant to this Agreement (it being understood that all purchases of shares of common stock on the open market shall be subject to the limitations set out in this clause (e) and are not separately permitted by clause (d) above);"



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         SECTION 3. No Other Amendments; Confirmation. Except as expressly amended, waived, modified and supplemented hereby, the provisions of the Credit Agreement are and shall remain in full force and effect.

         SECTION 4. Representations and Warranties. To induce the other parties hereto to enter into this Amendment, the Borrower represents to each of the Lenders and the Administrative Agent that:

         (i) after giving effect to this Amendment, the representations and warranties of the Borrower set forth in the Credit Agreement are true and correct in all material respects on the date hereof with the same effect as if made on the Effective Date (as defined below), except for representations and warranties that expressly relate to an earlier date, which representations and warranties were true and correct in all material respects as of such earlier date;

         (ii) after giving effect to this Amendment, no Default or Event of Default has occurred and is continuing under the Credit Agreement; and

         (iii) this Amendment has been duly executed and delivered by each of the Parent and the Borrower and constitutes a legal, valid and binding obligation of each of the Parent and the Borrower, enforceable in accordance with its terms.

         SECTION 5. Effectiveness. This Amendment shall become effective as of the date (the "Effective Date") upon which the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Parent, the Borrower and the Required Lenders under the Credit Agreement.

         SECTION 6. Effect of the Amendment. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of, amend, or otherwise affect the rights and remedies of the Lenders or the Administrative Agent under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle the Borrower to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Amendment shall apply and be effective with respect to the matters expressly referred to herein. After the Effective Date, any reference to the Credit Agreement shall mean such Credit Agreement, as modified hereby.

         SECTION 7. APPLICABLE LAW. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF OHIO, TO THE FULLEST EXTENT PERMITTED BY



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LAW, THE BORROWER HEREBY UNCONDITIONALLY AND IRREVOCABLY WAIVES ANY CLAIM TO
ASSERT THAT THE LAW OF ANY JURISDICTION OTHER THAN THE STATE OF OHIO GOVERNS THIS AMENDMENT.

         SECTION 8. Costs and Expenses. The Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore LLP, counsel for the Administrative Agent.

         SECTION 9. Headings. The headings of this Amendment are for purposes of reference only and shall not limit or otherwise affect the meaning hereof.





                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]



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         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                                        ABERCROMBIE & FITCH MANAGEMENT CO.,

                                        by:   /s/  Susan Riley
                                              ---------------------------------
                                              Name:  Susan Riley

                                              Title:  SVP - CFO



                                        ABERCROMBIE & FITCH CO.,

                                        by:   /s/  Susan Riley
                                              ---------------------------------
                                              Name:  Susan Riley

                                              Title:  SVP - CFO



                                        NATIONAL CITY BANK, individually and
                                        as Administrative Agent,

                                        by:   /s/  Joseph L. Kwasny
                                              ---------------------------------
                                              Name:  Joseph L. Kwasny

                                              Title:  Senior Vice President


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



                                    SIGNATURE PAGE TO SECOND AMENDMENT DATED AS
                                    OF SEPTEMBER 15, 2004 TO THE ABERCROMBIE &
                                    FITCH CREDIT AGREEMENT DATED AS OF NOVEMBER
                                    14, 2002



                                          BANK OF AMERICA, N.A.

                                          By: /s/  Amy Honey
                                              ----------------------------------
                                              Name:  Amy Honey

                                              Title:  Vice President



                                          CITIZENS BANK OF PENNSYLVANIA

                                          By: /s/  John J. Ligday Jr.
                                              ----------------------------------
                                              Name:  John J. Ligday Jr.

                                              Title:  Vice President



                                          FIFTH THIRD BANK (CENTRAL OHIO)

                                          By: /s/  Kristie L. Nicolosi
                                              ----------------------------------
                                              Name:  Kristie L. Nicolosi

                                              Title:  AVP



                                          JPMORGAN CHASE BANK

                                          By: /s/  Craig Transue
                                              ----------------------------------
                                              Name:  Craig Transue

                                              Title:  Vice President

                                          LaSalle Bank National Association

                                          By: /s/  Tricia L. Somoles
                                              ----------------------------------
                                              Name:  Tricia L. Somoles

                                              Title:  Assistant Vice President



                                          PNC Bank, National Association

                                          By: /s/  Jeffrey L. Stein
                                              ----------------------------------
                                              Name:  Jeffrey L. Stein

                                              Title:  Vice President



                                          The Bank of New York

                                          By: /s/  Randolph E. J. Medrano
                                              ----------------------------------
                                               Name:  Randolph E. J. Medrano

                                               Title:  Vice President



                                          U.S. Bank National Association

                                          By: /s/  R. H. Friend
                                              ----------------------------------
                                               Name:  R. H. Friend

                                               Title:  Vice President


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